As Filed with the Securities and Exchange Commission on June 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

EATON CORPORATION
(Exact name of issuer as specified in its charter)

Ohio	34-0196300

(State of Incorporation)	(IRS Employer Identification No.)

Eaton Center, Cleveland, Ohio 44114
(Address of principal executive offices)

EATON CORPORATION DEFERRED INCENTIVE COMPENSATION PLAN

(Full Title of Plan)

E. R. Franklin, Vice President and Secretary
Eaton Center, Cleveland, Ohio 44114
(Name and address of agent for service)

Telephone number, including area code,
of agent for service: (216) 523-4103

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share	Price(1)	Fee

Common Shares with a par value of $.50 each	750,000	N/A	$46,256,250	$5,860.67

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (based on the average of the high and low trading prices of $61.675 per share on June 22, 2004)

Pursuant to Instruction E to Form S-8, the information contained in registration Statement No. 333-35946 is hereby incorporated by reference into this Registration Statement, except as set forth below under Item 8.

Item 8.	Exhibits

See List of Exhibits at page 3.

SIGNATURES

     The Registrant — Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 29th day of June, 2004.

EATON CORPORATION

By	/s/ E. R. Franklin
E. R. Franklin
Vice President
and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	Chairman and Chief Executive	June 29, 2004
Officer; Principal Executive
Alexander M. Cutler	Officer; Director

*	Executive Vice President - Chief
Financial and Planning Officer;
Richard H. Fearon	Principal Financial Officer

*	Vice President and Controller;
Principal Accounting Officer
Billie K. Rawot

*	Director

Michael J. Critelli

*	Director

Ned C. Lautenbach

*	Director

Deborah L. McCoy

*	Director

John R. Miller

*	Director

Gregory R. Page

*	Director

Kiran M. Patel

*	Director

Victor A. Pelson

*	Director

Gary L. Tooker

*By	/s/ DAVID M. O’LOUGHLIN

David M. O’Loughlin, Attorney-in-Fact
for the Officers and Directors
signing in the capacities indicated

EXHIBIT INDEX

Exhibit Number

23	Consent of Ernst & Young LLP.

24	Power of Attorney.